SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K
                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934


                        Date of Report
               (Date of earliest event reported)
                      September 30, 1997


                 CUMBERLAND HEALTHCARE, L.P. I-A
      (Exact name of registrant a specified in its charter)


     Delaware              0-16415             59-2660778
 (State or other         (Commission         (IRS Employer
  jurisdiction            File Number)     Identification No.)
 of incorporation)


       880 Carillon Parkway, St. Petersburg, Florida 33716
         (Address of Principal executive offices) (Zip Code)

          Registrant's telephone number (813) 573-3800





            INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.   Not Applicable

Item 2. The Registrant entered into a Purchase and Sale Agreement with Premier Management Company, an Illinois corporation, ("Premier") on August 1, 1997, pursuant to which Premier agreed to purchase two nursing homes (collectively the "Premier Homes"). The purchase price was five million fifty thousand dollars ($5,050,000). The transaction was consummated on September 30, 1997. The Premier Homes consist of the 97-bed facility known as Pacific Palms Skilled Nursing Hospital in Norwalk, California and the 99-bed facility known as Paramount Chateau Convalescent Hospital in Paramount, California both which were operated by the Partnership.

       (a) The purchase price ($5,050,000) was paid in cash at closing by federal funds wire transfer to the Registrant.

        After the closing, the Registrant's remaining nursing homes consist of a 49.5% interest in a 60-bed nursing home with a 24-bed assisted living center in Sequim, Washington known as Olympic
Healthcare Center.

        There is no material relationship between Premier and the Registrant or any of their directors, officers or affiliates.

Item 3.   Not Applicable

Item 4.   Not Applicable

Item 5. Pursuant to consents solicited by the Registrant in accordance with a proxy statement dated April 17, 1996, the limited partners of the Registrant approved a Plan of Liquidation and Dissolution as described in such Proxy Statement.

Item 6.   Not Applicable

Item 7.   Not Applicable

Item 8.   Not Applicable

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   CUMBERLAND HEALTHCARE, L.P. I-A
                                             (Registrant)

Date:  October 15, 1997            By: Medical Investments
                                       Partners

                                   By: RJ Health Properties, Inc.
                                       Managing General Partner

                                   By: /s/ J.Davenport Mosby, III
                                       Vice President and Director